UNITED VANGUARD FUND, INC.
                                 Class Y Shares

     The formula used to calculate the total return is:

                n
        P(1 + T)  = ERV

       Where :  P = $1,000 initial payment
                T = Average annual total return
                n = Number of years
              ERV = Ending redeemable value of the $1,000 investment for the periods shown.

For the one year period from October 1, 1995 to September 30, 1996:

                P =                                             $1,000
                n =                                                  1
              ERV =                                           $1038.00
                T =                                              3.80%

For the period from September 8, 1995 to September 30, 1996:

                P =                                             $1,000
                n =                                              1.063
              ERV =                                          $1,028.81
                T =                                              2.71%